EXHIBIT 99.1

TAYLOR MORRISON ANNOUNCES COMMENCEMENT OF CASH TENDER OFFER AND CONSENT SOLICITATION

SCOTTSDALE, AZ, June 13, 2022—Taylor Morrison Home Corporation (NYSE: TMHC) (“TMHC”) today announced that its subsidiary, Taylor Morrison Communities, Inc. (the “Issuer”), has commenced a tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 6.625% senior notes due 2027 (the “Notes”).

In connection with the Tender Offer, the Issuer is also soliciting (the “Consent Solicitation”) from holders of the Notes consents (the “Consents”) to proposed amendments to the indenture, dated as of February 10, 2020, by and among the Issuer, the guarantors party thereto (the “guarantors”) and U.S. Bank, National Association, as trustee (the “Trustee”) (the “Indenture”), to (i) shorten the minimum notice period for optional redemption of the Notes by the Issuer from “at least 15 days but not more than 60 days” to “at least three Business Days and no more than 60 days” and (ii) eliminate certain covenants and events of default (collectively, the “Proposed Amendments”). The terms and conditions of the Tender Offer and Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated June 13, 2022 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offer.

CUSIP/ISIN	Outstanding Principal Amount	Title of Notes	Early Tender Payment(1)(2)	Tender Offer Consideration(1)(3)(4)	Total Consideration(1)(3)(5)
87724RAG7 USU8760NAE95 87724RAH5	$290,400,000	6.625% Senior Notes due 2027	$30.00	$970.00	$1,000.00

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered at or prior to the Early Tender Deadline and accepted for purchase.
(3)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date (each, as defined in the Offer to Purchase and Consent Solicitation Statement), as applicable, that will be paid on the Notes accepted for purchase.
(4)	Tender Offer Consideration for Notes tendered after the Early Tender Deadline and accepted for purchase.
(5)	Total Consideration for Notes tendered at or prior to the Early Tender Deadline and accepted for purchase.

The Tender Offer and Consent Solicitation will expire at Midnight, New York City time, at the end of July 12, 2022, unless extended or earlier terminated by the Issuer (such time and date, as the same may be extended, the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Subject to the terms and conditions of the Tender Offer, holders that validly tender their Notes and validly deliver their Consents and that do not validly withdraw such Notes and Consents on or prior to 5:00 p.m., New York City time, on June 27, 2022 (such date and time, as it may be extended, the “Early Tender Deadline”) and whose Notes are accepted for purchase pursuant to the Tender Offer will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Payment set forth in the table above. Holders that validly tender their Notes and validly deliver their Consents after the Early Tender Deadline and on or prior to the Expiration Date will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Payment.

The consummation of the Tender Offer and Consent Solicitation are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement.

In addition, holders of all Notes validly tendered along with Consents and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding the applicable settlement date.

In order for the Proposed Amendments to be adopted with respect to the Notes, Consents must be received in respect of at least a majority of the aggregate principal amount of the Notes then outstanding (excluding any Notes owned by the Issuer or any guarantor, or by any person directly or indirectly controlled by the Issuer or any guarantor) (the “Requisite Consents”). Assuming receipt of the Requisite Consents from holders of the Notes, the Issuer and the guarantors expect to execute and deliver to the Trustee a supplemental indenture (the “Supplemental Indenture”) to the Indenture to be entered into by and among the Issuer, the guarantors and the Trustee promptly following the receipt of such Requisite Consents. The Supplemental Indenture will become effective upon execution, but will provide that the Proposed Amendments will not become operative until the Issuer accepts for purchase the Notes satisfying the Requisite Consents in the Tender Offer.

Tendered Notes may be withdrawn and Consents may be revoked at any time at or prior to the Early Tender Deadline. Any Notes validly tendered and Consents validly delivered at or prior to the Early Tender Deadline that are not validly withdrawn or validly revoked at or prior to the Early Tender Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and Consents validly delivered after the Early Tender Deadline may not be withdrawn or revoked, except as required by law.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Citigroup Global Markets, Inc. is the dealer manager and solicitation agent (the “Dealer Manager”) in the Tender Offer and Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer and Consent Solicitation. Questions regarding the Tender Offer and Consent Solicitation should be directed to the Dealer Manager at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation at (212) 430-3774 or (866) 470-4200 (toll free) or by e-mail at contact@gbsc-usa.com.

None of TMHC, its board of directors, the Issuer, the guarantors, the Trustee, the Dealer Manager or the Depositary and Information Agent, makes any recommendation as to whether holders of the Notes should or should not tender any Notes or deliver Consents in response to the Tender Offer and Consent Solicitation. The Tender Offer and Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and Consent Solicitation are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer and Consent Solicitation are required to be made by a licensed broker or dealer, the Tender Offer and Consent Solicitation will be deemed to be made on behalf of the Issuer by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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About Taylor Morrison

Headquartered in Scottsdale, Arizona, Taylor Morrison is one of the nation’s leading homebuilders and developers. We serve a wide array of consumers from coast to coast, including first-time, move-up, luxury, and 55-plus active lifestyle homebuyers under our family of brands—including Taylor Morrison, Esplanade, Darling Homes Collection by Taylor Morrison, and Christopher Todd Communities built by Taylor Morrison. From 2016-2022, Taylor Morrison has been recognized as America’s Most Trusted® Builder by Lifestory Research. Our strong commitment to sustainability, our communities, and our team is highlighted in our latest Environmental, Social, and Governance (ESG) Report on our website.

For more information about Taylor Morrison, please visit www.taylormorrison.com.

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected financial, operating and performance results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future. Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in our most recent Annual Report on Form 10-K, including those described under the heading “Risk Factors” in Part I, Item 1A.

CONTACT

Investor Relations Contacts:

Investor Relations

Taylor Morrison Home Corporation

(480) 734-2060

investor@taylormorrison.com

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